SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2019

NanoVibronix, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-36445	01-0801232
(Commission File Number)	(IRS Employer Identification No.)

525 Executive Blvd., Elmsford, NY 10523
(Address of principal executive offices)	(Zip Code)

   Registrant’s telephone number, including area code: (914) 233-3004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company      ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 14, 2018, NanoVibronix, Inc. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2.5 million. In the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2018 and September 30, 2018, the Company reported stockholders’ equity of $2.2 million and 1.4 million, respectively, which were below the minimum stockholders’ equity required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1). Further, as of March 14, 2019, the Company did not meet the alternative compliance standards relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

On October 26, 2018, November 23, 2018 and January 9, 2019, the Company submitted a plan and supporting documentation to regain compliance with the minimum stockholders’ equity requirement and was granted an extension through March 13, 2019 to comply with this requirement.

The Staff notified the Company by letter dated March 14, 2019 that it determined that the Company did not meet the terms of the extension because it was unable to complete the proposed equity financing and evidence compliance with the minimum $2.5 million stockholders’ equity requirement for continued listing on the Nasdaq Capital Market by March 13, 2019, and the Company’s common stock would be subject to delisting from Nasdaq unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company will have until March 21, 2019 to request a hearing.

The Company plans to timely request a hearing before the Panel, which request will stay any delisting action by the Staff at least until the hearing process concludes and any extension granted by the Panel expires. At the hearing, the Company will present its plan to evidence compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market, and request an extension of time within which to do so. The Company’s common stock will continue to trade on Nasdaq under the symbol “NAOV” at least pending the ultimate conclusion of the hearing process.

There can be no assurances that the Panel will grant the Company’s request for continued listing or that the Company will be able to evidence compliance with all applicable requirements for continued listing on The Nasdaq Capital Market within any extension of time that may be granted by the Panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOVIBRONIX, INC.

Date:	March 19, 2019	By:	/s/ Stephen Brown
Name: Stephen Brown
Title: Chief Financial Officer